Exhibit 10.2

Executive Form

RESTRICTED STOCK UNIT GRANT NOTICE

UNDER THE

CHANGE HEALTHCARE INC.

2019 OMNIBUS INCENTIVE PLAN

Cash-Settled

Change Healthcare Inc., a Delaware corporation (the “Company”), pursuant to its 2019 Omnibus Incentive Plan (the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Insert Participant Name]

Date of Grant:	[Insert Grant Date]

Vesting Commencement Date:	[Insert Date]

Number of Restricted Stock Units:	[Insert No. of RSUs Granted]

Vesting Schedule:

Provided the Participant has not undergone a Termination at the time of each applicable vesting date (or event):

100% of the Restricted Stock Units will vest on the first anniversary of the Vesting Commencement Date (each such anniversary, a “Vesting Date”).

Notwithstanding the foregoing, in the event that the Participant undergoes a Termination (i) as a result of the Participant’s death prior to any Vesting Date, the Participant shall fully vest in the Participant’s then-unvested Restricted Stock Units; (ii) as a result of the Participant’s Disability or Retirement, in either case, prior to a Vesting Date, the Participant shall vest as to a prorated portion of the then-unvested Restricted Stock Units granted, with such proration based on the number of days the Participant provided services from the Vesting Commencement Date to the date of Termination (or, if applicable, from the immediately prior Vesting Date to the date of Termination); or (iii) (A) by the Service Recipient without Cause or (B) by the Participant for Good Reason, in each case, on or within 12 months following a Change in Control, the Participant shall fully vest in the Participant’s then-unvested Restricted Stock Units; provided, however, that any such Restricted Stock Units shall be settled in accordance with Section 3 of the Restricted Stock Unit Agreement within 30 days following the Vesting Date originally applicable to such Restricted Stock Units.

Definition:	“Good Reason” means (i) a material diminution in the Participant’s authority, title, duties or responsibilities, or the assignment to the Participant of any duties inconsistent with the Participant’s position; (ii) a material reduction in the Participant’s base salary or target bonus opportunity; (iii) relocation by more than 50 miles of the Participant’s principal place of employment; or (iv) a material reduction in the level of employee benefits provided to the Participant.

* * *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

CHANGE HEALTHCARE INC.	PARTICIPANT

By:
Title:

RESTRICTED STOCK UNIT AGREEMENT

UNDER THE

CHANGE HEALTHCARE INC.

2019 OMNIBUS INCENTIVE PLAN

Pursuant to the Restricted Stock Units Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and the Change Healthcare Inc. 2019 Omnibus Incentive Plan (the “Plan”), Change Healthcare Inc., a Delaware corporation (the “Company”), and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1. Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units provided in the Grant Notice (with each Restricted Stock Unit representing the right to receive one share of Common Stock upon the vesting of such Restricted Stock Unit). The Company may make one or more additional grants of Restricted Stock Units to the Participant under this Restricted Stock Unit Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Restricted Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.

2. Vesting. Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest and the restrictions on such Restricted Stock Units shall lapse as provided in the Grant Notice. With respect to any Restricted Stock Unit, the period of time that such Restricted Stock Unit remains subject to vesting shall be its Restricted Period.

3. Settlement of Restricted Stock Units. As soon as reasonable practicable (and in any event, within 30 days) following the Vesting Date (as defined in the Grant Notice) applicable to such Restricted Stock Units, the Company shall pay cash to the Participant in respect of such Restricted Stock Units, with the amount of such cash payment to be equal to the product of (i) the Fair Market Value per share of Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units and (ii) the number of such Restricted Stock Units to which such Vesting Date applies.

4. Treatment of Restricted Stock Units Upon Termination. Unless otherwise determined by the Committee, in the event of the Participant’s Termination for any reason:

(a) all vesting with respect to the Restricted Stock Units shall cease (after taking into account vesting of Restricted Stock Units as set forth in the Grant Notice); and

(b) the unvested Restricted Stock Units shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

5. Company; Participant.

(a) The term “Company” as used in this Restricted Stock Unit Agreement with reference to employment shall include the Board, the Company and its Subsidiaries.

(b) Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

6. Non-Transferability. The Restricted Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.

7. Rights as Stockholder. The Participant or a Permitted Transferee of the Restricted Stock Units shall have no rights as a stockholder with respect to any share of Common Stock underlying a Restricted Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.

8. Dividend Equivalents. The Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock), which shall accrue in cash without interest and shall be delivered in cash. Accumulated dividend equivalents shall be payable at such time as the underlying Restricted Stock Units to which such dividend equivalents relate are settled in accordance with Section 3 above. For the avoidance of doubt, dividend equivalents accrued in respect of Restricted Stock Units shall only be paid to the extent the underlying Restricted Stock Unit vests and is settled, and to the extent that any Restricted Stock Units are forfeited and not vested, the Participant shall have no right to such dividend equivalent payments.

9. Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof. In addition, the Committee, subject to its having considered the applicable accounting impact of any such determination, has full discretion to allow the Participant to satisfy, in whole or in part, any additional income, employment and/or other applicable taxes payable by the Participant with respect to an Award by electing to have the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, vesting or settlement of the Award, as applicable, shares of Common Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in the Participant’s relevant tax jurisdictions).

10. Notice. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Corporate Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’ last known address, as reflected in the Company’ records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

11. No Right to Continued Service. This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company.

12. Binding Effect. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

13. Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

14. Governing Law. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

15. Section 409A of the Code. This Restricted Stock Unit Agreement is intended to comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder, and shall be interpreted consistent with such intent. Without limiting the foregoing, the Committee will have the right to amend the terms and conditions of this Agreement in any respect as may be necessary or appropriate to comply with Section 409A of the Code or any regulations promulgated thereunder, including without limitation by delaying the issuance of the shares of Common Stock contemplated hereunder. Notwithstanding any other provision of this Agreement to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, and is subject to U.S. federal income tax, no payments in respect of any Restricted Stock Unit that is “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) will be made to the Participant prior to the date that is six months after the date of the Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six-month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day. The Participant is solely responsible and liable for the satisfaction of all taxes and penalties under Section 409A of the Code that may be imposed on or in respect of the Participant in connection with this Restricted Stock Unit Agreement, and the Company will not be liable to any Participant for any payment made under the Plan or this Restricted Stock Unit Agreement that is determined to result in an additional tax, penalty or interest under Section 409A of the Code, nor for reporting in good faith any payment made under this Restricted Stock Unit Agreement as an amount includible in gross income under Section 409A of the Code.

16. Exhibit for Non U.S. Participants. If the Participant is residing and/or working outside of the United States, the Restricted Stock Units shall be subject to any special provisions set forth in Exhibit A to this Restricted Stock Unit Agreement. If the Participant becomes based outside the United States while holding any Restricted Stock Units, the special provisions set forth in Exhibit A shall apply to the Participant to the extent that the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. Moreover, if the Participant relocates between any of the countries included on Exhibit A, the special provisions set forth in Exhibit A for such country shall apply to the Participant to the extent that the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. Exhibit A constitutes part of this Restricted Stock Unit Agreement.

17. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Unit Agreement, the Plan shall govern and control.